Exhibit 10.4

INCENTIVE STOCK OPTION AGREEMENT

UNDER THE EVERQUOTE, INC.

FIRST AMENDED AND RESTATED 2008 STOCK INCENTIVE PLAN

Name of Optionee: See Option Grant Holder per eShares record of grant.

Number of Option Shares: See Quantity Per eShares record of grant.

Exercise Price: See Exercise Price per eShares record of grant.

Grant Date: See Grant Date per eShares record of grant.

Vesting Start Date: See Vesting Start per eShares record of grant.

Expiration Date: See Expiration of option grant per eShares expiration date.

Pursuant to the EverQuote, Inc. First Amended and Restated 2008 Stock Incentive Plan (the “Plan”), EverQuote, Inc., a Delaware corporation (the “Company”), hereby grants to the Optionee named above an option (the “Option” or “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares (the “Option Shares”) of Common Stock, par value $0.001 per share (the “Stock”) of the Company specified above at the Exercise Price (specified above), subject to the terms and conditions set forth herein and in the Plan.

1. Incentive Stock Option. This option is intended to qualify as an incentive stock option (“Incentive Stock Option”) within the meaning of Section 422 of the Code to the extent permitted. To the extent Option Shares having an aggregate Exercise Price in excess of $100,000 are exercisable for the first time in any year, such options will not qualify as Incentive Stock Option and shall constitute non-qualified stock options. Any provision of this Agreement or the Plan which conflicts with the Code is null and void and any ambiguities shall be resolved so that this option qualifies as an Incentive Stock Option.

2. Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become vested and exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder and the acceleration provisions contained in the Plan, this Stock Option shall be exercisable with respect to the following number of Option Shares according to the following schedule: on the last day of the twelfth (12st) full calendar month immediately following the Vesting Start Date, one-forth (1/4 or 25%) of the total number of Option Shares set forth above shall become exercisable and on the last day of each month thereafter, one-forty-eight (1/48 or 2.083%) of the total number of Option Shares set forth above shall become exercisable, until all of the Option Shares have become exercisable.

Once exercisable pursuant to the immediately preceding paragraph, the portion of this Stock Option so exercisable shall continue to be vested and exercisable prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

3. Manner of Exercise.

(a) Notice of Exercise. The Optionee may exercise this Option only in the following manner: from time to time on or prior to the Expiration Date of this Option, the Optionee may give written notice to the Administrator in a form of notice acceptable to Administrator or by electronic notice if directed by the Administrator of his or her election to purchase some or all of the vested Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased and the date of the exercise (the “Exercise Date”), and shall be given no later than one (1) business day prior to the Exercise Date and no earlier than the date three (3) months before the Exercise Date.

(b) Payment. Payment of the purchase price for the Option Shares shall be made on or before the Exercise Date in cash, by certified or bank check, wire transfer or other instrument acceptable to the Administrator in an amount equal to the aggregate Exercise Price of Option Shares being exercised.

(c) Delivery. The delivery of certificates or ledger entry issuance representing the number of Option Shares purchased upon exercise of this Stock Option will be contingent upon the Company’s receipt from the Optionee of full payment for the Option Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws, regulations, and transfer restrictions contained herein and in the Plan.

(d) Stock Certificates. Certificates or other evidence of issuance for the Option Shares shall be issued and delivered to the Optionee promptly upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the Option Shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Option Shares subject only to the transfer restrictions contained herein and in the Plan.

(e) Minimum Exercise. The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.

(f) Expiration. Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date.

4. Continuous Employment Required. Except as otherwise provided in this Section 4, this Option may not be exercised unless the Optionee, at the time he or she exercises this Option, is, and has been at all times since the Grant Date, an employee of the Company.

(a) Termination Due to Death. If the Optionee’s employment terminates by reason of death, this Option, to the extent exercisable on the date of Optionee’s death may be exercised by the Optionee’s legal representative or legatee for a period of six months from the date of death or until the Expiration Date, if earlier.

(b) Termination Due to Disability. If the Optionee’s employment terminates by reason of disability (as determined by the Administrator), this Option, to the extent exercisable on the date of termination, may be exercised by the Optionee for a period of six months from the date of termination or until the Expiration Date, if earlier. The death of the Optionee during the six-month period provided in this Section 4(b) shall extend such period for another six months from the date of death or until the Expiration Date, if earlier.

(c) Termination for Cause. If the Optionee’s employment terminates for Cause (as defined in the Plan), this Option shall terminate immediately and be of no further force and effect.

(d) Other Termination. If the Optionee’s employment terminates for any reason other than death, disability, or Cause, and unless otherwise determined by the Administrator, this Option may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. If this Option is not exercisable on the date of termination, this Option shall terminate immediately and be of no further force or effect.

The Administrator’s determination of the reason for termination of the Optionee’s employment shall be conclusive and binding on the Optionee and his or her representatives or legatees.

5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6. Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

7. Withholding Taxes. The Company’s obligation to deliver shares of Common Stock upon the exercise of this option shall be subject to the Optionee’s satisfaction of all applicable federal, state and local income and employment tax withholding requirements. If the Company, in its discretion, determines that it must or should withhold or pay over tax with respect to the exercise of this Option or a Disqualifying Disposition (as defined in Section 8 below), the Optionee hereby agrees that, at the option of the Company, Optionee will pay to the Company or the Company may withhold from the Optionee’s wages the appropriate amount of federal, state and local withholding taxes attributable to such Disqualifying Disposition. If any portion of this option is treated as a non-qualified option, the Optionee hereby agrees that, at the option of the Company, Optionee will pay to the Company or the Company may withhold from the Optionee’s wages the appropriate amount of federal, state and local withholding taxes attributable to the Optionee’s exercise of such non-qualified option. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such wages, or (with respect to compensation income attributable to the exercise of this option) in kind from the Option Shares otherwise deliverable to the Optionee on exercise of this Option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee’s wages sufficient to satisfy the Company’s withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount that should have been withheld.

8. Disqualifying Disposition. Although the parties intend that this option shall qualify as an Incentive Stock Option, if this option is determined not to be an Incentive Stock Option, the Optionee understands that the Company is not responsible to compensate the Optionee or otherwise make up for the treatment of this option as a non-qualified stock option. The Optionee should consult with the Optionee’s own tax advisors regarding the tax effects of this Option and the requirements necessary to obtain favorable treatment under the Code, including, but not limited to, holding period requirements. The Optionee agrees to notify the Company in writing immediately after the Optionee makes a Disqualifying Disposition of any Option Shares. A “Disqualifying Disposition” is any disposition (whether by sale, exchange, gift, transfer, or otherwise) of any Option Shares before the later of (a) two years after the Grant Date of this option or (b) one year after the date the Optionee acquired shares by exercising this Option. If the Optionee dies before such shares are sold, these holding period requirements do not apply and no Disqualifying Disposition would occur. The Optionee also agrees to provide the Company with any information which it shall request concerning any such disposition. The Optionee acknowledges that he or she will forfeit the favorable income tax treatment otherwise available with respect to the exercise of this Incentive Stock Option if he or she makes a Disqualifying Disposition of any Option Shares.

9. Investment Representations. The Optionee represents, warrants and covenants that:

(a) Any Option Shares shall be acquired for the Optionee’s account for investment only and not with a view to, or for sale in connection with, any distribution of such shares in violation of the Securities Act of 1933 or any rule or regulation thereunder (the “Securities Act”).

(b) The Optionee has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Optionee to evaluate the merits and risks of his or her investment in the Company.

(c) The Optionee is able to bear the economic risk of holding Option Shares for an indefinite period.

(d) The Optionee understands that (i) the Option Shares will not be registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) such shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, an exemption from registration under Rule 144 or otherwise under the Securities Act may not be available for at least six (6) months from the date of acquisition of the Option Shares and even then will not be available unless a public market then exists for the Stock, adequate information concerning the Company is then available to the public and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register any shares acquired pursuant to the exercise of this option under the Securities Act.

(e) The Optionee agrees that if the Company offers any of its Stock for sale pursuant to a registration statement under the Securities Act, the Optionee will not, without the prior written consent of the Company, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any Option Shares for a period of at least 90 days (or such longer period as the managing underwriters of such offering reasonably request) after the effective date of such registration statement.

By making payment upon exercise of this option, the Optionee shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 9.

10. Restrictions on Transfer. Upon exercise of this Stock Option in whole or in part, the Option Shares purchased shall be subject to the following restrictions on transfer:

(a) Restrictions. The Optionee may not sell, transfer, pledge, hypothecate, give away or in any other manner dispose of or encumber, whether voluntarily or by operation of law, any Option Shares or interests therein (collectively, a “Transfer”), unless (i) such Transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Securities), (ii) such Transfer is in accordance with the terms and conditions of one or more provisions of Section 10(b), (iii) such Transfer is not prohibited by one or more provisions of Section 10(c) and (iv) such Transfer does not cause the Company to become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Any attempted Transfer of Option Shares not in accordance with the terms and conditions of this Section 10 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Option Shares as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer (including for dividend, voting and tax purposes), and shall not in any way give effect to any such Transfer. In connection with any transfer of Option Shares, the Company may require the transferor to provide, at the Optionee’s own expense, an opinion of counsel to the transferor, in a form satisfactory to the Company, that such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Securities Act).

(b) Permitted Transfers. Subject to the provisions of Section 10(c), Option Shares may be transferred pursuant to the specific terms and conditions set forth in either paragraph (i) or (ii) of this Section 10(b):

(i) Transfer to Related Person. The Optionee may transfer Option Shares: (A) to the Optionee’s spouse, parents, brothers, sisters, children (natural or adopted), stepchildren or grandchildren or any trust for the exclusive benefit of any of them; or (B) upon the Optionee’s death to the Optionee’s estate, executors, administrators and personal representatives and then to the Optionee’s heirs, legatees or distributees; provided that any Option Shares transferred under this Section 10(b)(i) shall remain subject to the provisions of this Agreement. Any transferee of Option Shares under this Section 10(b)(i) shall become a party to this Agreement (including this Section 10) by executing a counterpart hereof, and shall be bound by the provisions of this Agreement whether or not such transferee does so.

(ii) Right of First Refusal. The Optionee may sell Option Shares to a third party in a bona fide transaction for fair value payable in cash or the equivalent currently or in future installments, provided that the Optionee extends to the Company a right of first refusal with respect to such sale in accordance with the following provisions. The Optionee shall first give written notice of such proposed sale to the Company, identifying the proposed purchaser, the number of Option Shares to be sold, and the purchase price and terms of the proposed sale. The Company shall have the right, exercisable by written notice to the Optionee within thirty (30) days after receipt of the Optionee’s notice, to purchase all, but not less than all, of the Option Shares referred to in the Optionee’s notice, at the price and on the terms set forth in said notice. The Company shall designate in such notice a date, time and place for the closing of the repurchase (the “Closing”), which shall be not more than sixty (60) days after the date of the Company’s notice, unless otherwise agreed by the parties. The Company may assign its rights hereunder with respect to a particular transfer by written notice to the selling Optionee at or prior to the Closing. The Closing shall take place at the offices of the Company or of its counsel, unless otherwise agreed by the parties. At the Closing, the Company or its assignee (the “Purchaser”) shall purchase from the selling Optionee (the “Seller”) the Option Shares referenced in the Optionee’s notice, at the price and on the terms set forth therein, and the Seller shall sell such Option Shares to the Purchaser by delivery of the certificate or certificates representing such Option Shares, duly endorsed for transfer, free and clear of any liens, pledges or encumbrances. If the Company does not exercise its purchase right within thirty (30) days after the Optionee’s notice to the Company, the Stockholder may complete the sale of Option Shares to the proposed purchaser at the price and on the terms specified in the Optionee’s notice to the Company at any time within sixty (60) days after the expiration of said thirty (30)-day period. No sale may be made to a different purchaser, at a different price, on different terms or after the expiration of said sixty (60)-day period without renewed compliance with this Section 10(b)(ii). Any Option Shares purchased in accordance with the provisions of this Section 10(b)(ii) shall thereafter remain subject to the prohibitions of Section 10(c), but shall no longer be subject to any of the other terms of this Agreement.

(c) Prohibited Transfers. Notwithstanding any other provisions of this Agreement, the Optionee may not Transfer Option Shares to any person who is engaged in substantial competition with the Company, whether directly or indirectly, either as principal, director, officer, employee, consultant or holder of more than 2% of the outstanding voting stock of a competitive entity; such restriction shall apply whether or not such Transfer is otherwise permitted under Section 10(b).

11. Miscellaneous.

(a) Notice. Any notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Optionee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b) Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee

(c) Rights as an Option Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares which may be purchased by exercise of this option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) unless and until a certificate representing such shares is duly issued and delivered to the Optionee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

(d) No Special Employment Rights. This Stock Option does not confer upon the Optionee any rights with respect to continuance of employment by the Company or any Subsidiary.

(e) Governing Law. This option shall be governed by and construed in accordance with the laws of the State of Delaware.

(f) No Obligation to Exercise. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

(g) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

EVERQUOTE, INC.

By:

Name:	Seth Birnbaum

Title:	President and Chief Executive Officer

7